Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Rick Carlson, Chief Executive Officer

Dick Thon, Chief Financial Officer

(952) 476-9093

ProUroCare Medical Announces the Acquisition of Technology Patents

Minneapolis — April 7, 2008 — ProUroCare Medical Inc. (OTCBB:PUMD), announced today that it is has acquired a broad array of mechanical imaging technology patents owned by Profile LLC.  These patents cover prostate and breast imaging applications and are the basis of ProUroCare’s ProUroScanTM prostate imaging system that is in development.  Acquiring these patents, which until now had been licensed by ProUroCare, will ensure that current and future versions of the ProUroScan will have broad intellectual property protection.

In addition to eliminating licensing royalties, acquiring the patents will give ProUroCare the freedom to pursue additional potential applications where imaging soft tissue organs may provide a diagnostic or therapeutic benefit to patients.

ProUroCare’s CEO, Rick Carlson, stated “The acquisition of this intellectual property is one more strategic milestone for the company as it positions itself for future growth and commercialization of mechanical imaging technologies.  ”

About ProUroCare

ProUroCare Medical Inc., based in Minneapolis, is developing innovative mechanical imaging technology applications to improve detection and active surveillance of prostate disease.

Safe Harbor Statement

This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of ProUroCare’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause ProUroCare’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of ProUroCare to find adequate financing to complete the development of its products, the high level of secured and unsecured debt incurred by ProUroCare; the dependence by ProUroCare on third parties for the development and manufacture of its products; and other risks and uncertainties detailed from time to time in ProUroCare’s filings with the Securities and Exchange Commission including its most recently filed Form 10-KSB. ProUroCare undertakes no duty to update any of these forward-looking statements.